SHARE EXCHANGE AGREEMENT

by and among

SOLARIS POWER CELLS, INC.

LEONARD CAPRINO,

PIXEL HOLDINGS, INC.

and

PIXEL MAGS, INC.

As of April 30, 2016

Exchange Agreement

SHARE EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), is made and entered into by the Parties as of the April 30, 2016 (the “Effective Date”), by and among: (A) Pixel Mags, Inc., a corporation organized under the laws of Delaware (“Pixel” or the “Company”); (B) Solaris Power Cells, Inc.., a corporation organized under the laws of the State of Nevada (“Solaris” or the “Purchaser”); (C) Leonard Caprino (the “Solaris Majority Voting Stockholder”); and (D) Pixel Holdings, Inc., a corporation organized under the laws of the State of Delaware (the “Holdings”).

The Company and Holdings are sometimes referred to individually as a “Selling Party” and collectively as the “Selling Parties. Solaris is sometimes referred to individually as the “Solaris”. The Selling Parties, Solaris and the Solaris Majority Voting Stockholder are sometimes referred to individually as a “Party” and collectively as the “Parties.” Certain other capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them as set forth on Annex I hereto.

RECITALS

WHEREAS, the Purchaser desires to purchase One Hundred Percent (100%) of the issued and outstanding shares of common stock of the Company (the “Company Exchange Shares”), solely in exchange for the “Solaris Series B Preferred Stock”, the “Note”, and the “Warrant”, as those terms are hereinafter defined (the “Exchange”); and

WHEREAS, the Company is a wholly-owned subsidiary of Holdings;

WHEREAS, the Company is engaged in the business of delivering digital versions of magazines and catalogs to mobile devices and mobile operating systems (the “Business);

WHEREAS, the Solaris Majority Voting Stockholder is the owner of 1,000,000 shares of voting redeemable Series A Preferred Stock of Solaris; which Series A Preferred Stock, by its terms, entitles the Solaris Majority Voting Stockholder to cast 2,000 votes for each share of Series A Preferred Stock owned by him at each regular or special meeting of stockholders of Solaris or in connection with any consents required of stockholders of Solaris; and

WHEREAS, the Selling Parties desire to enter into the Exchange with Solaris pursuant to the terms and conditions of this Agreement; and

WHEREAS, (a) the Solaris Majority Voting Stockholder and the board of directors of Solaris (the “Solaris Board of Directors”), and (b) VC2 Capital Corp., a Delaware corporation and the majority shareholder of Holdings (“VC2”) and the board of directors of Holdings (the “Holdings Board of Directors”) believe that it is in the best interests of the Parties to consummate the Exchange and related transactions contemplated by this Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

Exchange Agreement

ARTICLE I

THE EXCHANGE AND RELATED TRANSACTIONS

1.1 The Exchange Consideration; Company Exchange Shares and Capitalization. Pursuant to the terms and conditions of this Agreement and Section 351 of the Code, at the Closing (as defined below):

(a) Exchange Consideration. In consideration for the sale, transfer and assignment (collectively, “Transfer”) to the Purchaser of the “Company Exchange Shares” (hereinafter defined), the Purchaser shall issue to Holdings in the Exchange, the following consideration (the “Exchange Consideration”):

(i) an aggregate of one million (1,000,000) shares of Series B convertible voting preferred stock of Solaris, with a par value of $0.001 per share and a stated or liquidation value of $5.00, and containing the relative rights, preferences and designations as set forth on the certificate of designations (the “Series B Preferred Certificate of Designations”) in the form of Exhibit B annexed hereto and made a part hereof (the “Solaris Series B Preferred Stock”); and

(ii) a $5,000,000 convertible note of Solaris containing the terms and condition set forth on Exhibit C annexed hereto and made a part hereof (the “Note”); and

(iii) a five year warrant containing the terms and condition set forth on Exhibit D annexed hereto and made a part hereof (the “Warrant”).

(b) Pixel Capitalization. As at the date of this Agreement, there are issued and outstanding an aggregate of 1,000 shares of common stock, $0.001 par value per share, of the Company (the “Company Exchange Shares”). The Company Exchange Shares represents One Hundred (100%) Percent of the issued and outstanding shares of capital stock of Pixel. As at the date of this Agreement, Holdings is the record and beneficially owner of 100% of the Company Exchange Shares. The Transfer and Exchange Transaction contemplated by this Agreement is predicated on the fact that, as of the Closing Date, and prior to the Closing, Holdings shall be the record and beneficially owner of 100% of the Company Exchange Shares, and that such Company Exchange Shares shall be exchanged for 100% of the Exchange Consideration to be issued by Solaris.

(c) Solaris Capitalization. As at the date of this Agreement, (a) an aggregate of 2,160,000,000 shares of capital stock of Solaris, $0.0001 par value per share (the “Solaris Capital Stock”) are authorized for issuance, of which (i) 2,150,000,000 shares of Solaris Capital Stock are designated as common stock (the “Solaris Common Stock”), and (ii) 10,000,000 shares of Solaris Capital Stock are designated as preferred stock, containing such rights, privileges and designations as the Solaris Board of Directors may from time to time designate (the “Solaris Preferred Stock”); and (b) an aggregate 1,832,897,782 shares of Solaris Common Stock are issued and outstanding, (b) 228,169,897 shares of Solaris Common Stock are reserved for issuance and (c) 1,000,000 shares of Solaris Series A Preferred Stock are issued and outstanding and owned by the Solaris Majority Voting Stockholder.

Exchange Agreement

(d) Holdings Capitalization. As at the date of this Agreement, (a) VC2 (as assignee of Vert Capital Corp.) is the record and beneficial owner of 25,950,000 outstanding shares of the common stock, par value $0.0001 per share, of Holdings (“Holdings Common Stock”) representing eighty-six and one-half (86.5%) percent of the outstanding shares of the fully diluted Holdings Common Stock1, and (ii) the former owners of all of the common stock of Pixel prior to February 12, 2015 collectively own an aggregate of 3,000,000 shares of Holdings Series A non-redeemable convertible voting preferred stock, par value $0.0001 per share (the “Holdings Preferred Stock”) that, upon conversion shall represent ten (10%) percent of the shares of the fully diluted Holdings Common Stock, before giving effect to any Holdings Common Stock issuable upon exercise of the Holdings Warrants referred to in Footnote 1 below.

(e) Reverse Stock Splits. Prior to the Closing Date, the board of directors of Solaris and Solaris Majority Voting Stockholder shall have approved and consented to reverse splits of the 2,160,000,000 authorized shares of Solaris Common Stock and the issued and outstanding shares of Solaris Common Stock (the “Reverse Stock Splits”), as a result of which, as at the Closing Date, (i) the authorized capital stock of Solaris shall be reduced on the basis of a 1-for-10 Reverse Stock Split to an aggregate of not more than 217,000,000 shares of capital stock, of which 207,000,000 shares shall be Solaris Common Stock and 10,000,000 shares shall be Solaris Preferred Stock, and (ii) the issued and outstanding Solaris Common Stock shall be reduced on the basis of a 1-for-100 Reverse Stock Split to an aggregate of approximately 18,328,978 shares of Solaris Common Stock shall be issued and outstanding (or such other number of shares as shall represent one share for each 100 shares outstanding at the time of the Reverse Stock Splits) and additional shares of Solaris Common Stock reversed for issuance under the Solaris convertible notes shall be similarly reduced on the basis of one share for each 100 shares.

1 Before giving effect to (a) up to an additional aggregate of 1,254,487 shares of Holdings Common Stock issuable upon exercise of warrants issued by Holdings to former Pixel stockholders to purchase such shares for total cash consideration of $3,329,550 (individually, a “Holdings Warrant and collectively, the “Holdings Warrants”), and (b) up to 6,000,000 shares of Holdings Common Stock owned by VC2 that may, under certain conditions, be transferred to two former Pixel executives under consulting agreements.

Exchange Agreement

1.2 Solaris Series A Preferred Stock. The 1,000,000 shares of Solaris Series A Preferred Stock previously issued to the Solaris Majority Voting Stockholder has the rights, privileges and designations, all of which are set forth on the certificate of designations of the Solaris Series A Preferred Stock in the form of Exhibit A annexed hereto and made a part hereof (the “Series A Preferred Certificate of Designations”). The Solaris Series A Preferred Stock shall (a) have an aggregate stated value or liquidation value and a par value of $0.0001 per share; (b) rank pari passu to any other Solaris Preferred Stock and senior to any Solaris Common Stock, (c) votes, together with the Solaris Common Stock on all matters requiring the vote or consent of Solaris stockholders, and each of the 1,000,000 shares of the Series A Preferred Stock shall cast two thousand (2,000) votes on all matters required to be voted upon or consented to by stockholders of Solaris, or an aggregate of 2,000,000,000 votes, (d) is not convertible into Solaris Common Stock, and (e) may be redeemed by Solaris at any time for one cent ($0.01) per share, or $10,000 as to all shares of Series A Preferred Stock..

1.3 Solaris Series B Preferred Stock. The 1,000,000 shares of Solaris Series B Preferred Stock shall have the following rights, privileges and designations, all of which are set forth on the certificate of designations of the Solaris Series A Preferred Stock in the form of Exhibit B annexed hereto and made a part hereof (the “Series B Preferred Certificate of Designations”):

(i) Stated Value. The Solaris Series A Preferred Stock shall have an aggregate stated value or liquidation value equal to the Solaris Series A Preferred Value and a per share stated value or liquidation value of $5,000,000, or $5.00 per share;

(ii) Ranking. Upon the occurrence of a Sale of Control or liquidation of Solaris rank (A) junior to any Indebtedness of the Purchaser, (B) pari passu to any other Solaris Preferred Stock created following the Closing Date, and (C) be senior to any Solaris Common Stock;

(iii) Voting Rights. The Solaris Series B Preferred Stock shall vote, together with the Solaris Common Stock on all matters requiring the vote or consent of Soloaris stockholders, and each of the 1,000,000 shares of the Series A Preferred Stock shall cast three hundred (300) votes on all matters required to be voted upon or consented to by a stockholder of Solaris, or an aggregate of 300,000,000 votes.

(iv) Dividends. The Solaris Series B Preferred Stock shall not pay a dividend;

(v) Redemption. The Solaris Series B Preferred Stock shall not be subject to any mandatory or optional redemption;

(vi) Conversion Rights. The Solaris Series B Preferred Stock shall be convertible at any time by Holdings or other holder(s) into Solaris Common Stock at a conversion price per share equal to the volume weighted average price (“VWAP”) of Solaris Common Stock for the ten (10) trading days immediately prior to the Closing Date (the “Conversion Price”); and

(vii) Series B Preferred Certificate of Designations. The Solaris Series A Preferred Stock shall contain such other rights, designations and privileges as are set forth in the certificate of designations of the Solaris Series A Preferred Stock annexed hereto as Exhibit B and made a part hereof (the “ Series B Preferred Certificate of Designations”). All of the foregoing provisions of this Section 1.3(a) are qualified in their entirety by the terms and conditions of the Series B Preferred Certificate of Designations.

Exchange Agreement

1.4 Option and Separation Agreement. Effective as of April 15, 2016, Solaris has entered into an option and separation agreement with Leonard Caprino, a true copy of which has been provided to Holdings (the “Option and Separation Agreement”).

1.5 Effects of the Exchange. Subject to the other terms and provisions of this Agreement, as at the Closing Date and after giving effect to the Exchange:

(a) Solaris will own One Hundred Percent (100.0%) of Company Exchange Shares;

(b) Pixel will be a wholly owned subsidiary of Solaris; and

(c) Solaris shall issue to Holdings or its designates 100% of the Solaris Series B Preferred Stock, the Note and the Warrant constituting the Exchange Consideration.

1.6 Closing. Pursuant to the terms and conditions of this Agreement, the closing of the Exchange (the “Closing”) will take place at 4:00 p.m. Eastern time on or prior to May 15, 2016, unless such other date is mutually agreed upon by the Parties (the “Closing Date”). The Closing shall be by exchange of electronic signature pages or held in person at the offices of CKR Law, LLP in New York, New York, counsel to Pixel and Holdings, unless another place is agreed to in writing by the parties hereto.

1.7 Deliveries at Closing. On the Closing Date, the relevant party or parties shall cause the following documents, certificates and instruments to be executed and delivered:

(a) Holdings shall deliver to Solaris the Company Exchange Shares certificates representing 100% of the issued and outstanding common stock of Pixel; which certificates shall be duly endorsed in blank for Transfer or accompanied by separate common stock powers duly endorsed by the record holder(s) with their signatures appropriately notarized or guaranteed;

(b) Solaris shall deliver to Holdings certificates evidencing 1,000,000 shares of Solaris Series B Preferred Stock, a duly executed Note and the Warrant;

(c) Solaris shall have filed the Solaris Series B Preferred Certificate of Designations in the form of Exhibit B annexed hereto with the Secretary of State of the State of Nevada.

(d) Solaris shall have filed amended and restated articles of incorporation with the Secretary of State of the State of Nevada in the form of Exhibit E annexed hereto and made a part hereof (the “Solaris Restated Articles”);

(e) The Solaris Majority Voting Stockholder shall have consented to this Agreement, the Reverse Stock Splits and the other transactions contemplated hereby; and

(f) Each of the Selling Parties and the Solaris shall have executed and delivered such corporate resolutions as shall be required to consummate the transactions contemplated by this Agreement.

1.8 Restricted Securities. The Parties acknowledge that the Company Exchange Shares have not been registered under the Securities Act and may not be sold in the absence of a registration statement declared effective by the SEC or an applicable exemption for the registration requirements of the Securities Act, and in conformance with applicable state securities laws. Each certificate evidencing the Company Exchange Shares shall bear the following legend:

Exchange Agreement

“The shares evidenced by this certificate have not be registered under the Securities Act of 1933, as amended (the “Act”), and may not be sold, pledged, hypothecated or assigned in the absence of an effective registration statement under the Act, or an opinion of counsel satisfactory to the Company that registration is not required under the Act.”

1.9. Solaris Majority Voting Stockholder Consent. By his execution of this Agreement, the Solaris Majority Voting Stockholder does hereby unconditionally and irrevocably approve and consent to the Exchange, the Reverse Stock Splits and all of the other Transactions contemplated by this Agreement.

1.9 Definitions. Unless otherwise defined in the body of this Agreement, all other capitalized terms shall have the same meaning as they are defined on Annex I annexed to this Agreement and made a part hereof.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF HOLDINGS

Holdings represents and warrants to Solaris, as of the date hereof (except as to any representation or warranty which specifically relates to another date), as follows.

2.1 Due Organization and Qualification. Holdings is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Holdings is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its property requires such qualification, except where such failure would not have a Material Adverse Effect on the Company.

2.2 Authority Relative to this Agreement and Transaction Documents. Holdings has the full power and authority to execute and deliver this Agreement and any other Transaction Document to which it is a party, and to consummate the transactions contemplated hereby and thereby. Holdings’ execution and delivery of this Agreement and any other Transaction Document to which Holdings is a party and the consummation by Holdings of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other proceedings on the part of Holdings is necessary to authorize this Agreement or any Transaction Document to which it is a party or to consummate the transactions so contemplated. This Agreement and the Transaction Documents to which Holdings is a party have been duly and validly executed and delivered by Holdings and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes a legal, valid, and binding obligations of Holdings enforceable against Holdings in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other laws affecting creditor’s rights generally and general equitable principles.

2.3 Compliance with Laws; Permits.

(a) Holdings has not violated, nor is Holdings aware of facts that (with or without notice or lapse of time, or both) could result in a violation by Holdings, of any laws which have had or could be reasonably expected to have a Material Adverse Effect on the Company.

Exchange Agreement

(b) Neither Holdings nor any other Person associated with or acting on behalf of Holdings has made any illegal payment to officers or employees of any governmental or regulatory authority, or made any payment to customers for the sharing of fees paid or payable to the Company or to customers or suppliers for rebating of charges paid or payable to the Company, or engaged in any other reciprocal practices that violate any laws, or made any illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by the Company.

2.4 Ownership of Company Exchange Shares; No Liens. Holdings is the record and beneficial owner of 100% of the issued and outstanding Company Exchange Shares. No other shares of Company capital stock or other securities are issued and outstanding as of the date hereof. Any proposed changes in the ownership of Company Exchange Shares by Holdings between the date of this Agreement and the Closing Date will be disclosed to and approved in advance by Purchaser. At Closing, Holdings shall deliver to Solaris, good and marketable title to all of the Company Exchange Shares, free and clear of all Liens.

2.5 Legal Proceedings Order. There is no pending Legal Proceeding against Holdings or the Company, and to the Knowledge of Holdings, no Person has threatened to commence any Legal Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the other transactions contemplated by this Agreement or any of the Transaction Documents. No event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

2.6 Finder’s Fee. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or any of the other transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of Holdings or an officer, member, director or employee of Holdings, or any Affiliate of Holdings.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PIXEL

Pixel hereby represents and warrants to Parent and Vert, as of the date hereof (except as to any representation or warranty which specifically relates to another date), as follows, provided, however, that: (A) each of the following representations and warranties is qualified by the disclosure schedules of Pixel (the “Pixel Disclosure Schedules”), which set forth certain disclosures concerning the representations and warranties; and (B) any fact or item disclosed with respect to one representation or warranty shall be deemed to be disclosed with respect to each other representations or warranty, but only to the extent that the applicability of such fact or item with respect to such other representation or warranty can reasonably be inferred from the disclosure with respect to such fact or item contained in Pixel Disclosure Schedules.

Section 3.1 Due Organization and Qualification. Pixel is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Pixel has the power and authority to own, lease and operate its assets, properties and business and to carry on the Business as now conducted. Pixel is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its property requires such qualification, except where such failure would not have a Material Adverse Effect on Pixel.

Exchange Agreement

Section 3.2 Authority to Execute and Perform Agreements. Subject to approval of the Shareholders as anticipated herein, Pixel has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and all other “Transaction Documents” to which it is a party and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which Pixel is a party and the consummation by Pixel of the transactions contemplated hereby and thereby have been or will be, subject to the requirement of shareholder approval, duly and validly authorized by all necessary individuals and actions, and no other proceedings on the part of Pixel is necessary to authorize the execution, delivery and performance of this Agreement and the Transaction Documents or to consummate any of the transactions contemplated therein. This Agreement and the Transaction Documents have all been or will be duly executed and delivered and, assuming the due authorization, execution and delivery to Pixel, are the valid and binding obligations of Pixel enforceable against Pixel in accordance with their terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.

Section 3.3 Pixel Charter Documents. Solaris has been furnished with a true and complete copy of Pixel Certificate of Incorporation and By-Laws and all amendments to date.

Section 3.4 Authority Relative to this Agreement and Transaction Documents. Pixel has the full power and authority to execute and deliver this Agreement and any Transaction Document to which each is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any other Transaction Document to which Pixel is a party and the consummation by Pixel of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate, partnership or individual action, and except for the requirement of the consent of Shareholders, no other proceedings on the part of Pixel is necessary to authorize this Agreement or any Transaction Document to which either of them is a party or to consummate the transactions so contemplated. This Agreement and the Transaction Documents to which Pixel is a party have been duly and validly executed and delivered by Pixel and, assuming the due authorization, execution and delivery by Pixel, constitutes the legal, valid, and binding obligations of Pixel enforceable against Pixel in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other laws affecting creditor’s rights generally and general equitable principles.

Section 3.5 Tax Matters.

(a) The tax identification number for Pixel is 27-2133936.

(c) Except as set forth on Disclosure Schedule 3.5(b), all Tax Returns with respect to Pixel that are required to be filed on or before the Closing, have been or will be filed, the information provided on such Tax Returns is or will be complete and accurate in all material respects, and all Taxes shown to be due from Pixel on such Tax Returns have been or will be paid in full.

(d) Except as set forth on Disclosure Schedule 3.5(c), there is no pending or, to the Knowledge of Pixel, threatened action, audit, proceeding, or investigation by any taxing authority with respect to the assessment or collection of Taxes of Pixel.

Exchange Agreement

Section 3.6 Compliance with Laws; Licenses and Permits.

(a) Pixel has not violated and Laws, which violation has had or is reasonably expected to have a Material Adverse Effect on Pixel.

(b) To the Knowledge of Pixel, Pixel has not made any illegal payment to officers or employees of any governmental or regulatory authority, or made any payment to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other reciprocal practices that violate any laws, or made any illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by Pixel. Pixel is not aware of facts that (with or without notice or lapse of time, or both) could result in Pixel being in violation of any law which has a Material Adverse Effect on Pixel.

(c) Disclosure Schedule 3.6 sets forth a complete and correct list of all licenses, concessions, permits, certificates of need, approvals and authorizations (collectively, “Permits”) from all Persons or Governmental Entities held by Pixel. Such Permits are sufficient to enable Pixel to lawfully conduct its Business as presently conducted and as proposed to be conducted in all respects. No Permit listed, or required to be listed, on Disclosure Schedule Section 3.6 of the Company Disclosure Schedule is subject to revocation, forfeiture or renegotiation by virtue of any existing circumstances affecting the Company or by virtue of the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby. There is no Litigation pending or, to the knowledge of the Company, threatened to modify or revoke any Permit, and no Permit is subject to any outstanding order, decree, judgment, stipulation, or investigation that would be likely to affect such Permit or the rights of the Company thereunder.

Section 3.7 No Breach. Except as set forth on Disclosure Schedule 3.7, Pixel’ execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under (a) Pixel’s certificate of incorporation or bylaws; (b) any contract to which Pixel is a party or by or to which it or any of its assets are bound or subject; or (c) any law or order against, or binding upon or applicable to Pixel or their assets.

Section 3.8 Litigation. Except as set forth on Disclosure Schedule 3.8, to the Knowledge of Pixel, there are no outstanding orders against or involving Pixel applicable to the operations of the Business, or Pixel. Except as set forth on Disclosure Schedule 3.8, Pixel are not now, nor has ever been during the one (1) year prior to the date hereof, a party to or, to the Knowledge of Pixel, threatened with any legal proceeding applicable to the operations of the Business. Except as set forth on Disclosure Schedule 3.8, there is no dispute with any Person under contract with Pixel in connection with the operations of the Business. Except as set forth on Disclosure Schedule 3.8, to the Knowledge of Pixel, there is no fact, event or circumstance that may give rise to any legal proceeding that would be required to be set forth on Disclosure Schedule 3.8 if currently pending or threatened in writing. There are no legal proceedings pending or, to the Knowledge of Pixel, threatened in writing that would give rise to any right of indemnification on the part of any past or present manager or officer of Pixel or the heirs, executors or administrators of such manager or officer against Pixel or any successor to the Business.

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Section 3.9 Intellectual Property.

(a) Disclosure Schedule 3.9(b) contains a complete and accurate list of all “Intellectual Property” (as that term is defined on Annex I to this Agreement), which is owned, licensed, leased or otherwise used by Pixel.

(b) Pixel has furnished to Parent a complete and accurate list of all agreements to which Pixel is a party or otherwise bound (i) granting or obtaining any right to use or practice any rights under any Intellectual Property or (ii) restricting the rights of Pixel to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the “License Agreements”). The License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and, to the Knowledge of Pixel, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such License Agreement. Pixel has not licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements.

(c) Except as set forth on Disclosure Schedule 3.9(c):

(i) Pixel or its Affiliates own, or have a valid right to use, free and clear of all encumbrances, all of the Intellectual Property. Pixel is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration.

(ii) The Intellectual Property owned by Pixel, and to the Knowledge of Pixel, any Intellectual Property used by Pixel, is subsisting, in full force and effect, has not been canceled, expired, or abandoned, and is valid and enforceable.

(iii) There is no pending or, to the Knowledge of Pixel threatened, claim, suit, arbitration or other adversarial legal proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (A) involving the Intellectual Property owned by Pixel, or, to the Knowledge of Pixel, the Intellectual Property licensed to Pixel, (B) alleging that the activities or the conduct of the Business do, or will, infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or (C) challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property owned by Pixel.

(iv) The conduct of the Business does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the Knowledge of Pixel, no third party is misappropriating, infringing, or violating any Intellectual Property owned or used by Pixel, and no such claims, suits, arbitration or other adversarial proceedings which have been brought against any third party by Pixel remain unresolved.

(v) Pixel has used best efforts to protect the confidentiality of its trade secrets. To the Knowledge of Pixel, no trade secrets have been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the Knowledge of Pixel, no party to any non-disclosure agreement relating to its trade secrets is in breach or default thereof.

(e) The consummation of the Agreement and the transactions contemplated hereby will not result in the loss or impairment of Pixel’ right to own or use any of the Intellectual Property, nor will it require the consent of any governmental or regulatory authority or third party in respect of any such Intellectual Property.

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Section 3.10 Indebtedness. Disclosure Schedule 3.10 sets forth a list of all Indebtedness owed by Pixel (including “Affiliated Indebtedness” defined in Section 5.6 and “Senior Lender Indebtedness” as defined in Section 5.2 hereof) as at the date hereof and updated through the Closing Date. Such Disclosure Schedule 3.10 shall include the name(s) of each creditor, the amount of Indebtedness owed and the maturity date of such Indebtedness. Except as set forth on Disclosure Schedule 3.10, no event of default by Pixel or event, which with the giving of notice, the passage of time or both, would constitute an event of default by Pixel in respect of such Indebtedness, has occurred and is continuing.

Section 3.11 Customer and Supplier Lists.

(a) Disclosure Schedule 3.11(a) lists the names, addresses and dollar amounts of sales revenues from all customers who represented 5% or more of the total annual sales revenues of Pixel for the fiscal year ended December 31, 2014. Disclosure Schedule 3.11(a) also lists the names, addresses and dollar amounts of purchases from all suppliers from whom Pixel purchased 5% or more % of the total annual purchases by Pixel for the fiscal year ended December 31, 2014.

(b) As of the date of this Agreement, Pixel has not licensed, sold or granted any rights to any Person to use any Pixel’ key customer and key supplier lists.

(c) To the Knowledge of Pixel, there has been no written notice that the acquisition of Company Capital Stock by Parent will materially and adversely affect the relationships of Pixel (as successor owner to the Business) with such customers or suppliers.

Section 3.12 Operation of the Business. Except as set forth on Disclosure Schedule 3.12 or in connection with this Agreement, Pixel has not since November 30, 2014:

(a) except for content or Equipment or inventory acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other Persons or made any commitments to do any of the foregoing;

(b) except in the ordinary course of business, made any sale, assignment, transfer or license of any of its products or Intellectual Property;

(c) except in the ordinary course of business, entered into or amended, or agreed to enter into or amend any contract to which it is a party or to which it or its assets or properties related to the Business are bound or subject;

(d) hired, or agreed to hire, any Person to perform services in connection with the Business; entered into or amended, or agreed to enter into or amend, any employment agreement of any employee; made or agreed to make any payment or commitment to pay severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives;

(e) terminated or agreed to terminate, or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to its assets, properties, business, operations or condition (financial or otherwise) relating to the Business;

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(f) suffered or incurred any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the assets, properties, business, operations, condition (financial or otherwise) or prospects of the Business;

(g) established or increased any bonus, commission, insurance, retention, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, performance awards or restricted stock awards) or other employee benefit plan or arrangement, increased any salary or otherwise increased the compensation payable to or to become payable to any employee;

(h) entered into any employment or severance agreement with any current or former employee providing services with respect to the Business;

(i) failed to make any payment to any creditor of the Business as they have become due and payable; or

(j) authorized, committed or agreed to take, any of the foregoing actions.

Section 3.13 Financial Statements, Business Plan and Projections.

(a) Pixel has supplied Parent with the unaudited interim financial statements consisting of its balance sheet, statement of operations and statement of cash flows, as of November 30, 2014 (the “Interim Financial Statements”).

(b) The Interim Financial Statements (i) have been prepared in accordance with GAAP, (ii) reflect all assets, liabilities and results of operations of Pixel as at and for the fiscal periods applicable thereto as required in accordance with GAAP, and (iii) except that the Interim Financial Statement do not include footnotes and schedules as required by GAAP and are subject to annual audit adjustments which are and shall not be material.

Section 3.14 Pixel Capitalization. The Pixel capitalization is as set forth in Section 1.1(b) of this Agreement.

Section 3.15 Orders. There is no order, writ, injunction, judgment or decree to which Pixel, or any of the assets owned or used by Pixel, is subject. To the Knowledge of Pixel, no officer or other employee of Pixel is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Business of Pixel.

Section 3.16 Absence of Certain Changes. Since February 12, 2015, Pixel has conducted its business only in the ordinary course of such business consistent with past practices, and there has not occurred (i) any Pixel Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of Pixel or any repurchase, redemption or any other acquisition by Pixel of any outstanding shares of capital stock or other securities of, or other ownership interests in, Pixel; (iii) any change in accounting principles, practices or methods used by Pixel or any of its Subsidiaries; (iv) any entering into or amendment of any employment agreement with, or any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable, or to become payable, by Pixel to, its directors, officers or employees; (v) any entering into or amendment of any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan or arrangement covering any such directors, officers or employees; (vi) any revaluation on the Annual Financial Statements or Interim Financial Statements; or (vii) any transaction or commitment made by Pixel to buy or sell any assets or any shares of capital stock, or to otherwise acquire or sell any business in whole or in part (whether by merger, through a recapitalization or otherwise) that is or would be material to Pixel’s business.

Exchange Agreement

Section 3.17 Certain Payments. Neither Pixel, or, to the Knowledge of Pixel, any stockholder, manager, officer, employee, agent or other Person associated with or acting for or on behalf of Pixel, has at any time, directly or indirectly:

(a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

(b) made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of Pixel;

(c) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

(d) performed any favor or given any gift which was not deductible for federal income tax purposes;

(e) made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business or (ii) any other special concession; or

(f) agreed, committed, offered or attempted to take any of the actions described in clauses (a) through (e) above.

Section 3.18 Accrued Expenses and Accounts Payable. Pixel has furnished to Solaris a list of names and amounts owed by Pixel to each such account creditor as of November 30, 2014 to be set forth on Disclosure Schedule 3.18. Except as otherwise disclosed on such list, none of such accounts payable and accrued expenses are overdue and require immediate payment and/or compromise.

Section 3.19 Full Disclosure. To the Knowledge of Pixel, this Agreement and the Disclosure Schedules do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein and therein made, in the context in which made, neither false or misleading.

Section 3.20 No Broker. Except as set forth on Disclosure Schedule 3.20, no broker, finder, agent or similar intermediary has acted for or on behalf of Pixel in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Pixel or any action taken by Pixel

Exchange Agreement

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SOLARIS AND THE SOLARIS MAJORITY VOTING STOCKHOLDER

Solaris and the Solaris Majority Voting Stockholder hereby jointly and severally represent and warrant to the Selling Parties, as of the date hereof (except as to any representation or warranty which specifically relates to another date), as follows, provided, however, that: (A) each of the following representations and warranties is qualified by the disclosure schedules of the Purchaser (the “Purchaser Disclosure Schedules”), which set forth certain disclosures concerning the representations and warranties; and (B) any fact or item disclosed with respect to one representation or warranty shall be deemed to be disclosed with respect to each other representations or warranty, but only to the extent that the applicability of such fact or item with respect to such other representation or warranty can reasonably be inferred from the disclosure with respect to such fact or item contained in the Disclosure Schedules of the Purchaser.

4.1 Due Organization. Solaris is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power and lawful authority to own its assets and properties and to carry on its business as now conducted. Purchaser has no Subsidiaries and does not own, and has never owned any shares or other securities of, or any direct or indirect equity in any Entity to be deemed a Subsidiary of Purchaser. Purchaser is qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or location of its property requires such qualification, except where such failure would not have a Material Adverse Effect. Further, Purchaser has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Solaris has never approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the business or affairs of Purchaser.

4.2 Authority Relative to this Agreement and Transaction Documents. Solaris has the full legal right and all power and authority and approval required to enter into, execute and deliver this Agreement and any Transaction Document to which it is a party and to perform fully its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any other Transaction Document to which the Purchaser is a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate, partnership or individual action, and no other proceedings on the part of the Purchaser is necessary to authorize the execution, delivery and performance of this Agreement or any Transaction Document to which either of them is a party or to consummate the transactions so contemplated. This Agreement and the Transaction Documents to which the Purchaser is a party has been duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Selling Parties, constitutes a legal, valid, and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other laws affecting creditor’s rights generally and general equitable principles.

4.3 Issuance of Securities. The Solaris Series A Preferred Stock and Solaris Series B Preferred Stock are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all Liens with respect to the issue thereof and the Solaris Series A Preferred Stock and Series B Preferred Stock shall be fully paid and non-assessable with the holders being entitled to all rights accorded to a holder of Solaris Series A Preferred Stock and Solaris Series B Preferred Stock , as set forth in the Series A Preferred Certificate of Designations and the Series B Preferred Certificate of Designations. As of the Closing Date, the Purchaser shall have duly authorized the Reverse Stock Splits and shall have reserved for issuance a number of shares of Common Stock which equals the maximum number of Conversion Shares issuable upon conversion of the Solaris Series B Preferred Stock.

Exchange Agreement

4.4 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation of the Purchaser, as amended and as in effect on the date hereof, the Purchaser’s Bylaws, as amended and as in effect on the date hereof (the “Purchaser Bylaws”), any memorandum of association, certificate of incorporation, articles of association, bylaws, certificate of formation, any certificate of designation or other constituent documents of the Purchaser or any of its Subsidiaries, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Purchaser or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

4.5 Consents.

Other than the filing of the Solaris Series B Preferred Certificate of Designations, the Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority or self-regulatory organization or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Purchaser is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date. Solaris and its Subsidiaries are unaware of any facts or circumstances that might prevent the Purchaser from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

4.6 Solaris Capitalization.

(a) The Solaris capitalization is as set forth on Exhibit F to this Agreement.

(b) Except as contemplated by this Agreement, there are not issued or outstanding any (i) subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of Purchaser, (ii) security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of Purchaser, (iii) Contract under which Purchaser is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of Purchaser or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Purchaser. Purchaser has not issued any debt securities which grant the holder thereof any right to vote on, or veto, any actions by Purchaser.

(c) Unless otherwise approved by the Selling Parties, there are and will not be at the Closing any issued and outstanding shares of Solaris Capital Stock that are subject to purchase options or warrants or subject to any repurchase or redemption right or right of first refusal in favor of Purchaser, or any other Person.

Exchange Agreement

(d) (i) Solaris is not a party to or bound by any and there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of Purchaser, and (ii) there are no agreements to which the Purchaser is a party or by which it is bound with respect to the registration under the Securities Act, of any securities of Purchaser.

4.7 Compliance with Laws; Governmental Authorizations. Solaris is, and has at all times been, in compliance with all applicable Laws. Solaris has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Law.

4.8 SEC Filings.

(a) Prior to the date of this Agreement, Solaris has furnished or made available to the Company and Holdings complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC, which contained audited balance sheets of Holdings as of December 31, 2014 and 2013, and the related statements of operation, changes in shareholders’ equity and cash flows for the years then ended; and (b) Quarterly Reports on Form 10-Q for the three quarterly periods ended September 30, 2015 and September 30, 2014, and (c) all other reports filed by Solaris under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC (such reports are collectively referred to herein as the “Solaris Reports”). The Solaris Reports constitute all of the documents required to be filed or furnished by Solaris with the SEC, including under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act, through the date of this Agreement. The Solaris Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the Solaris Reports. As of their respective dates, the Solaris Reports, including any financial statements, schedules or exhibits included or incorporated by reference therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Solaris shall, on or before March 31, 2016 (subject to extension to a date which shall be not later than April 14, 2016), file with the SEC its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Solaris 2015 Annual Report”).

4.9 Legal Proceedings Order. There is no pending Legal Proceeding and no Person has threatened to commence any Legal Proceeding: (i) that involves Purchaser or any of the assets owned, used or controlled by Purchaser or any Person whose liability Purchaser has or may have retained or assumed, either contractually or by operation of law or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Exchange or any of the other transactions contemplated by this Agreement or any of the Transaction Documents. No event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

4.9 Finder’s Fee. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Exchange or this Agreement or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or an officer, member, director or employee of the Purchaser, or any Affiliate of the Purchaser.

Exchange Agreement

4.10 Securities Representation. Solaris acknowledges and agrees that the Company Exchange Shares are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and have not been registered under the Securities Act or any state securities laws and thereafter must be held indefinitely unless they are subsequently registered under the Securities Act and under any state acts where registration may be required before sale, or an exemption from such registration is available.

4.11 Absence of Certain Changes. Since December 31, 2014, there has been no material adverse change and no Material Adverse Effect in the development of the Business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Purchaser or its Subsidiaries. Except as set forth on Purchaser Disclosure Schedule 4.11, since December 31, 2014, neither the Purchaser nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. Neither the Purchaser nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Purchaser have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings against the Purchaser or any of its Subsidiaries or any actual knowledge of any fact which would reasonably lead a creditor to do so.

4.12 Foreign Corrupt Practices. Neither the Purchaser, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Purchaser or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Purchaser or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.13 Transactions With Affiliates. Except as set forth on Purchaser Disclosure Schedule 4.13, none of the officers, directors or employees of the Purchaser or any of its Subsidiaries is presently a party to any transaction with the Purchaser or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

4.14 Indebtedness and Other Contracts. Except as set forth on Purchaser Disclosure Schedule 4.14, neither the Purchaser nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any material term of or in default under any contract, agreement or instrument relating to any Indebtedness or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Purchaser’s officers, has or is expected to have a Material Adverse Effect.

Exchange Agreement

4.15 Title. Except as set forth on Purchaser Disclosure Schedule 4.15, the Purchaser and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Purchaser and its Subsidiaries, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Purchaser and any of its Subsidiaries. Any real property and facilities held under lease by the Purchaser and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Purchaser and its Subsidiaries.

4.16 Purchaser Intellectual Property. Except as set forth on Purchaser Disclosure Schedule 4.16, the Purchaser and its Subsidiaries own, control or license adequate valid and enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, software, documentation, original works of authorship, patents, patent rights, copyrights, inventions, improvements, licenses, approvals, governmental authorizations, trade secrets and other Purchaser Intellectual Property and all applications and registrations therefor necessary or appropriate to conduct their respective Business as now conducted or as proposed to be conducted after the Closing Date. None of the Purchaser’s Intellectual Property has expired or terminated or has been abandoned, or is expected to expire or terminate or are expected to be abandoned within three years from the Closing Date. Solaris does not have any knowledge of any infringement by the Purchaser or its Subsidiaries of Intellectual Property of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Purchaser or any of its Subsidiaries, being threatened, against the Purchaser or any of its Subsidiaries regarding its Intellectual Property. Except as set forth on Purchaser Disclosure Schedule 4.16, neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. Solaris and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property.

4.17 Tax Status. Except as set forth on Purchaser Disclosure Schedule 4.17, the Purchaser and each of its Subsidiaries (i) has made or filed all foreign, U.S. federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, whether or not shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no material Liens with respect to taxes upon the assets or properties of either the Purchaser or its Subsidiaries, other than with respect to taxes not yet due and payable. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Purchaser know of no basis for any such claim.

4.18 Financial Statements. The audited financial statements and unaudited interim financial statements of Solaris included in the Solaris 2015 Annual Report and the Solaris Annual Reports for its fiscal years ended December 31, 2014 and December 31, 2013 (collectively, the “Solaris Audited; Financial Statements”) (i) will or have complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (ii) will or were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present in all material respects the financial condition, results of operations and cash flows of Holdings as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of Holdings.

Exchange Agreement

4.19 Internal Accounting Controls. Solaris and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Solaris has implemented a plan to address the material weaknesses in its internal controls over financial reporting identified by the Company’s accountants and has taken such steps as are commercially reasonable to address such material weaknesses.

ARTICLE V

ADDITIONAL COVENANTS AND AGREEMENTS

Each of the Selling Parties and Solaris do hereby covenant and agree as follows:

5.1 No Other Holdings Obligations. Neither Holdings nor any other Affiliate of Holdings shall, following the Closing, be responsible to provide any additional financing or financial support to Pixel or Solaris.

5.2 Boards of Directors. On the Closing Date, Holdings shall have the right to designate three (3) members to the board of directors of Solaris (the “Holdings Designee”) and one member of the board of directors of Solaris shall be designated by the existing management of Solaris (the “Solaris Designee”). Following the Closing Date, Holdings shall select sufficient number of independent directors who shall be persons meeting requirements of independence in accordance with the listing and maintenance rules and regulations of the Nasdaq Capital Markets or the NYSE:Amex relating to the potential uplisting of Solaris Common Stock.

5.3 Post-Closing SEC Filings. Not later than four (4) Business Days following the Closing Date, Solaris shall file with the SEC (a) a Form 8-K Interim Report disclosing this Agreement and the transactions contemplated hereby, and include therein, audited financial statements for Pixel for the two fiscal years ended December 31, 2015 and quarterly financial statements for the two fiscal quarters ending March 31, 2016 and March 31, 2015.

5.4 Expenses. Each party to this Agreement shall bear and pay all of the fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by or on behalf of such party in connection with the transactions contemplated by this Agreement.

5.5 Approval and Consent by Solaris Majority Voting Stockholder. By his execution of this Agreement the Solaris Majority Voting Stockholder dloes hereby unconditionally and irrevocably consent to and approve of this Agreement, all transactions contemplated hereby and pursuant to all of the Exhibits hereto, including without limitation, the issuance of the Solaris Series B Preferred Stock, the Note and the Warrant, and the Reverse Stock Splits, all as contemplated by this Agreement.

Exchange Agreement

5.6 Further Assurances. Each of the Parties shall execute such documents and other papers and perform such further acts as may reasonably be required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each of the Parties shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to Closing.

5.7 Notification.

(a) During the Pre-Closing Period, the Selling Parties shall promptly notify Solaris of:

(i) the discovery by the Selling Parties of any event, condition, fact or circumstance that occurred or existed on or prior to the date hereof and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Selling Parties in this Agreement;

(ii) any event, condition, fact or circumstance that occurs, arises or exists after the date hereof and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Selling Parties in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date hereof;

(iii) any breach of any covenant or obligation of the Selling Parties under this Agreement;

(iv) (A) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (B) any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to the Company or the transactions contemplated by this Agreement.

(b) During the Pre-Closing Period, Solaris shall promptly notify the Selling Parties in writing of:

(i) the discovery by Solaris of any event, condition, fact or circumstance that occurred or existed on or prior to the date hereof and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Solaris in this Agreement;

(ii) any event, condition, fact or circumstance that occurs, arises or exists after the date hereof and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Solaris in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date hereof; and

(iii) any breach of any covenant or obligation of Solaris under this Agreement.

5.8 Resignations. On the Closing Date, the Company shall deliver to Solaris, the resignations of all Persons who held positions as members of the board of directors of the Company and were in office immediately prior to the Closing.

Exchange Agreement

5.9 Bank Accounts. On the Closing Date, the signatories on all bank accounts of the Solaris shall be changed in a matter acceptable to Holdings.

5.10 Access to Documents, Information. Solaris represents that they have had access to all documents and information concerning the Company and the Business, and such opportunity to ask questions of members of management of the Company, as they have requested or have deemed necessary in order to proceed with the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE VI

GENERAL PROVISIONS

6.1 Publicity. No publicity release or announcement concerning this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby shall be issued without advance approval of the form and substance thereof by Holdings except as may otherwise be required by law (in which case the party making such release or announcement will provide concurrent or, if practicable, prior notice to the other Parties hereto).

6.2 Notices. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by courier service and shall be deemed to have been given when delivered in person or by reputable international express service, as evidenced by the records of such service . For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

(i) if to Solaris, to: Solaris Power Cells, Inc. 3111 East Tahquitz Way Palm Springs, CA 92262 Attn: Leonard Caprino, CEO

(ii) if to Selling Parties, to:

Pixel Holdings, Inc.

c/o VC2 Capital Corp.

10951 W. Pico Blvd. Suite 204

Los Angeles, CA 90064

Telephone: (310) 785-6600

Facsimile No.: (310) 785-6616

Attn: Adam Levin, Manager

Email: mike@vertcapital.com

provided, however, that each party hereto shall promptly notify the other Parties hereto of any change in its contact information, which revised contact information shall thereafter be that Party’s contact information for purposes of this Section 5.2 until further revised.

6.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the Transaction Documents contain the entire agreement among the Parties with respect to the Exchange and related transactions and supersede all prior agreements, written or oral, with respect thereto.

6.4 Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity.

Exchange Agreement

6.5 Exhibits and Schedules. The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

6.6 Survival. The representations and warranties of the Selling Parties and the Purchaser shall survive the Closing Date for a period of six (6) months and may be enforced by a non- breaching Party in accordance with Section 6.14 below by written notice of a demand for arbitration or filing of a petition for equitable relief (as the case may be) which is submitted or filed at any time within such six (6) month period. Except as otherwise indicated elsewhere herein, the covenants and agreements of the Parties shall survive the Closing Date indefinitely.

6.7 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

6.8 Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, and by the different Parties hereto in separate counterparts, by facsimile, portable document format (“pdf”), or other form of electronic signature, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

6.9 Construction and Interpretation. The use of any gender herein is deemed to include the other gender and the neuter, as required by the context. Whenever used herein, any pronoun or defined term will be deemed to include both the singular and plural, as the context requires. All Parties contributed to the drafting of this Agreement and any agreements, instruments or other documents executed in connection herewith. None of those agreements, instruments or documents will be construed against or interpreted to the disadvantage of any Party by reason of such Party having structured, initially prepared or drafted this Agreement or any agreements, instruments or other documents executed in connection herewith. Each of the Parties acknowledges that it has had access to legal counsel in connection with the negotiation, documentation and execution of this Agreement and any agreements, instruments or other documents executed in connection herewith. As used herein (a) “including” means including, without limitation; (b) “person” includes a natural person, corporation, business trust, estate, trust, partnership, association, joint venture, limited liability company, government, governmental subdivision or agency, or any other for profit or not for profit legal or commercial entity; (c) the terms “herein,” “hereby,” “hereunder,” “hereof,” “hereinbefore,” “hereinafter,” “above,” “below,” and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion of the Agreement in which such word is used; and (d) any pronoun or defined term will be deemed to include both the singular and plural, as the context requires.

6.10 Captions. The headings, titles or captions of the Sections and Sections of this Agreement are inserted only to facilitate reference, and they are not intended to define, limit, extend or describe the scope or intent of this Agreement or any provision hereof, and they do not constitute a part hereof or affect the meaning or interpretation of this Agreement or any part hereof.

Exchange Agreement

6.11 Assignment. No party may assign or delegate all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Parties to this Agreement; provided, however, that rights and obligations under this Agreement may be transferred and assigned to a Permitted Transferee (as defined in the Stockholder Agreement) pursuant to the Transfer by a Party of its capital stock in Solaris to such Permitted Transferee.

6.12 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing contained in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

6.13 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to, or the court making such a determination shall, modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the effect that the transactions contemplated hereby are fulfilled to the extent possible.

6.14 Indemnification; Survival; Governing Law and Dispute Resolution.

(a) The representations and warranties of each of the Selling Parties and Solaris shall survive the Closing Date under this Agreement and shall remain in force and effect for a period of six (6) months following such Closing Date. The respective covenants and agreements of the Selling Parties and Solaris shall survive the Closing Date indefinitely.

(b) Neither the Selling Parties nor Solaris shall be obligated to indemnify, defend or hold harmless (each an “Indemnifying Party”) any of the other Parties to this Agreement (each an “Indemnified Party” for any third-party liability, damages, costs or expenses incurred by the Indemnified Party (each, a “Loss”) unless the aggregate amount of such Loss shall exceed $25,000 (the “Indemnity Basket”). To the extent that Losses incurred by an Indemnified Party exceed the Indemnity Basket, the Indemnifying Party shall be liable for any Losses in excess thereof up to an aggregate amount not to exceed $1,500,000 (the “Indemnity Cap”).

(c) This Agreement shall be governed by the laws of the State of Nevada. Any dispute involving the interpretation or application of any of the provisions of this Agreement which cannot be resolved between the Parties shall be submitted to final and binding arbitration under the Rules of Arbitration of the International Arbitration Association, before a single arbitrator appointed in accordance with such Rules. If arbitration proceedings are initiated, such arbitration shall be held in the State of Nevada. The decision of the arbitrator or arbitrators shall be final and binding upon the Parties hereto and may be enforced in any court of competent jurisdiction. In such connection, the Parties hereto do hereby consent and submit to the venue and jurisdiction of the State or Federal Courts residing in the State of Nevada as for such matters of disputes, and further agree that, in the event of any action or suit as to any matters of dispute among the Parties, service of process may be made upon the other party by providing a copy of the summons and/or complaint to the other party pursuant to the procedures set forth in Section 6.2 above at the address set forth herein. Notwithstanding anything to the contrary contained herein (including the arbitration provisions above), (a) either of the Parties may seek equitable relief, or enforce any final judgment of any such federal or state court residing in the State of Nevada, in any other jurisdiction in any manner provided by applicable law. The prevailing party in any proceeding arising from a dispute related to or arising from this Agreement will be entitled to recover its costs and reasonable attorneys’ fees relating thereto.

6.15 Time. Time is of the essence to this Agreement. In computing any period of time prescribed or allowed by this Agreement, the day of the act, event or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, a Sunday or a holiday for State or Federal courts in the State of Nevada, in which event the period will run until the end of the next day which is not a Saturday, Sunday or a holiday for State or Federal courts in the State of Nevada.

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Exchange Agreement

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement on the date first above written.

PIXEL HOLDINGS, INC.		PIXEL MAGS, INC.

By:	/s/Adam Levin	By:	/s/ Michael Pope
Name:	Adam Levin	Name:	Michael Pope
Title:	Chief Executive Officer	Title:	President

SOLARIS POWER CELLS, INC.		MAJORITY VOTING STOCKHOLDER:

By:	/s/ Roy Givens	/s/ Leonard Caprino
Name:	Roy Givens,	Leonard Caprino
Title:	Chief Technology Officer

List of Annex and Exhibits

Annex I	Definitions

Exhibit A	Solaris Series A Preferred Stock Certificate of Designations

Series B	Solaris Series B Preferred Stock Certificate of Designations

Exhibit C	Form of Note

Exhibit D	Form of Solaris Warrant

Annex I
Definitions

As used in this Agreement, the following terms will bear the following meanings:

“Affiliate” means (i) any individual who is a parent, spouse, sibling, or descendant of a party and (ii) any Person that is controlled by, controls or is under common control with a party, and for the purpose of this definition, “controlled by”, “controls”, and “under common control with” mean and refer to the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, through the ownership of voting securities, by contract, or otherwise.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in the State of Nevada are open for the general transaction of business.

“Change of Control” shall mean any sale or transfer of a majority of the assets or securities of the Company or Solaris, whether by asset sale, stock sale, merger, consolidation, tender offer or like combination in any transaction in which the power to elect a majority of the members of the board of directors of Solaris, the Company or any Person owning a majority of the capital stock of Solaris or the Company shall be held by any one or more Persons who are not satisfactory to Holdings.

“Indebtedness” shall mean, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, Line of Credit Note or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations (including, without limitation, earnout obligations) of such Person incurred, issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt and accrued expenses incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (g) the maximum amount of all letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (h) all preferred Equity Interests issued by such Person and which by the terms thereof are (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration at any time prior to the date which is six months after the Maturity Date, (i) all obligations of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

“Intellectual Property” means and includes any and all ideas, knowledge, inventions, improvements, trademarks, service marks, trade names, trade secrets, software (excluding any commercial off the shelf software developed and sold by a third party, such as Microsoft Office), hardware, services, or copyrights, regardless of whether in analog or digital or tangible or intangible form, that may be subject to protection under the patent, trademark, copyright, trade secret or similar statutory or common law of any state, the United States or any foreign country.

“Knowledge” means (a) as Pixel, the actual knowledge, after due inquiry, of the CEO of Pixel, (b) as to Holdings, the actual knowledge, after due inquiry, of senior management of Holdings and (c) as to Solaris, the actual knowledge, after due inquiry, of the Solaris Majority Voting Stockholder and executive officers of Solaris.

“Material Adverse Effect” means: (i) when used in connection with Solaris, any event, change or effect that is material and adverse to (A) the Business, or (B) the ability of Solaris to perform any of its material obligations under this Agreement; and (ii) when used in connection with the Company, any event, change or effect that is material and adverse to (A) the property, Business, operations, assets (tangible and intangible) or financial condition of the Company and its Subsidiary, when taken as a consolidated whole, or (B) the ability of the Pixel or Holdings to perform any of its material obligations under this Agreement or any other Transaction Document. In either event, “Material Adverse Effect” shall exclude any event, change or effect resulting from: (i) any change in general economic conditions directly affecting the industry of the Business, or (ii) a change that results directly from action taken by such party in good faith in connection with fulfilling its obligations hereunder.

“Person” means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any other for profit or not for profit legal or commercial entity.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Exchange Act” means the United States Securities and Exchange Act of 1934, as amended.

“Transaction Documents” shall mean the collective reference to this Agreement, the Series B Preferred Certificate of Designation, the Note, the Warrant and all other agreements and documents that are Exhibits to this Agreement and all other exhibits to the Line of Credit Agreement and other agreements, certificates, articles and instruments to be executed and delivered by the Parties in connection with the Closing.

“Transfer” means to sell, transfer, hypothecate or otherwise assign.

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